UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2008

BENCHMARK ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Technology Drive, Angleton, Texas		77515
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 4, 2008, Benchmark Electronics, Inc. (the Company) issued a press release announcing the retirement of Steven A. Barton and Donald E. Nigbor effective December 1, 2008. Both have served as directors for more than twenty years and were among the original founders of the Company. Mr. Barton and Mr. Nigbor will continue to serve as directors until the 2009 annual meeting of shareholders. The Board intends to nominate Cary T. Fu to succeed Mr. Nigbor as Chairman of the Board, effective in May 2009.

Mr. Nigbor has been a director of the Company since 1986, Chairman of the Board since May 2001, Chief Executive Officer from May 2001 to September 2004, and President from 1986 to May 2001. Mr. Barton has been a director and Executive Vice President of the Company since 1990, Executive Vice President -Marketing and Sales from 1988 to 1990, and Vice President from 1986 to 1988. Each will continue to provide consulting services to the Company through 2009.

The press release announcing the retirement of Messrs. Barton and Nigbor is attached hereto as Exhibit 99.1.

(e) Employment Termination and Consulting Services Agreements

On November 4, 2008, the Company entered into employment termination and settlement agreements (the Termination Agreements) with Steven A. Barton and Donald E. Nigbor (the Executives), pursuant to which the Company and each Executive agreed that the Executives’ employment with the Company and its Affiliates would terminate effective December 1, 2008.

In consideration for entering into the Termination Agreements, the Company engaged the Executives as consultants pursuant to Consulting Services Agreements (the Consulting Agreements) with the Executives. Pursuant to his Consulting Agreement, Mr. Barton will be paid $250,000 in the aggregate, which will be paid in equal installments over a twelve (12) month period commencing on December 1, 2008 and ending on November 30, 2009. Pursuant to Mr. Nigbor’s Consulting Agreement, he will be paid $270,833 in the aggregate, which will be paid over a thirteen (13) month period commencing December 1, 2008 and ending on December 31, 2009. In addition, under the Termination Agreements, the Company will (i) provide the Executives a cash payment on January 4, 2010, as a health care benefit bridge to Medicare eligibility (Mr. Nigbor’s - $79,348; Mr. Barton’s - $39,946), and (ii) extend the exercise period for all stock options granted to the Executives and fully vested prior to December 1, 2008, such extension equal to twenty four (24) months after December 1, 2008, allowing the Executives to exercise any and all vested shares subject to any and all stock options granted to the Executive (provided that any such extension shall not extend the maximum term during which any such option may be exercised beyond ten (10) years).

The form of the Termination Agreements is attached hereto as exhibit 10.1 and the form of the Consulting Agreements is attached hereto as exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
Exhibit 10.1 Form of Termination Agreements dated November 4, 2008 between the Company and the Executives.

Exhibit 10.2 Form of Consulting Agreements dated November 4, 2008 between the Company and the Executives.

Exhibit 99.1 Press release dated November 4, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: November 4, 2008	By:	/s/ CARY T. FU
Cary T. Fu
Chief Executive Officer